Exhibit 99.1

Amwell® Announces Results for Third Quarter 2021

•	Revenue of $62.2 million in the third quarter

•	Gross margins of 43% of revenue compared to 33% last year

•	Total visits of 1.4 million

•	Total active providers of approximately 80,000 at the end of the third quarter versus 71,000 last quarter and 62,000 last year

•	Converge platform development and implementation on track

BOSTON, November 10, 2021 /BusinessWire/ — Amwell® (NYSE: AMWL) (the “Company”), a national telehealth leader, today announced financial results for the third quarter ended September 30, 2021.

“In the third quarter, we were pleased to see further acceleration of user adoption and use case expansion on the Amwell platform. This was demonstrated by strong growth in active providers and recurring consumer visits. The transition to Converge is moving forward well. The addition of Conversa® Health and SilverCloud® Health further enhances our differentiation as a single, digital care delivery platform designed to serve the full care spectrum across physical, virtual and automated modalities. We were thrilled to see so many existing and new clients and partners already commit to Converge as their long-term platform,” said Dr. Ido Schoenberg, Chairman and CEO.

Dr. Schoenberg continued, “Together with our clients and partners, we can now offer consumers a highly intuitive, fully integrated, cohesive healthcare experience. It features a hybrid combination of digital first capabilities with strong ties to traditional and trusted care pathways. Finally, it is apparent that our ability to contain and embed a whole spectrum of third party innovative apps, modules and programs will further solidify Amwell as a dependable, future ready choice for providers, payers and innovators.”

Third quarter 2021 Financial Highlights:

All comparisons, unless otherwise noted, are to the three months ended September 30, 2020.

•	Total Revenue was $62.2 million, compared to $62.6 million

•	Subscription revenue was $26.7 million, compared to $25.8 million

•	Visit revenue was $30.0 million, compared to $28.5 million

•	Gross margin was 43.5%, compared to 32.7%

•	Net loss was ($50.9) million, compared to ($64.6) million

•	Adjusted EBITDA was ($31.5) million, compared to ($26.2) million

•	Total active providers were ~80,000, compared to ~71,000 last quarter

•	The addition of all 9,000 new active providers came from clients adding their own providers to the Amwell platform

•	Total visits were ~1.4 million, compared to ~1.3 million last quarter

Financial Outlook

For 2021, the Company is narrowing and adjusting their previous visits outlook as a direct result of the impact of the COVID-Delta variant and now expects:

•	Revenue between $246 and $253 million from the previous range of $252 to $262 million

•	Mainly to account for decreases in visit volume and shifts in visit-type mix toward urgent care versus specialty due to the COVID-Delta variant

•	AMG visit volume to end the year at the lower quartile of the range of 1.4 and 1.5 million

•	Adjusted EBITDA between ($143) and ($136) million from the previous range of ($154) and ($146) million

•	Acknowledges gross margin expansion due to visit mix shift more toward high margin urgent care as well as overall operational efficiencies

Quarterly Conference Call Details

The company will host a conference call to review the results today, Wednesday, November 10, 2021 at 5:00 p.m. E.T. to discuss its financial results. The call can be accessed via a line audio webcast at https://investors.amwell.com or by dialing 1-888-510-2008 for U.S. participants, or 1-646-960-0306 for international participants, referencing conference ID #7830032. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Amwell

Amwell is a leading telehealth platform in the United States and globally, connecting and enabling providers, insurers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that digital care delivery will transform healthcare. The Company offers a single, comprehensive platform to support all telehealth needs from urgent to acute and post-acute care, as well as chronic care management and healthy living. With over a decade of experience, Amwell powers telehealth solutions for over 2,000 hospitals and 55 health plan partners with over 36,000 employers, covering over 80 million lives. For more information, please visit https://business.amwell.com/.

American Well, Amwell, Converge, Conversa, SilverCloud and Carepoint are registered trademarks or trademarks of American Well Corporation in the United States and other countries. All other trademarks used herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: weak growth and increased volatility in the telehealth market; inability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; and other factors described under ‘Risk Factors’ in our most recent form 10-K filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

Media Contact:

Lindsay Sharifipour

press@amwell.com

508-494-3422

Investor Contact:

Asher Dewhurst

investors@amwell.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$790,402	$941,616
Investments	—	99,963
Restricted cash	—	1,095
Accounts receivable ($497 and $12,053, from related parties and net of allowances of $1,497 and $1,556, respectively)	39,851	45,296
Inventories	9,100	9,128
Deferred contract acquisition costs	1,339	2,134
Prepaid expenses and other current assets	13,902	14,055

Total current assets	854,594	1,113,287
Restricted cash	795	—
Property and equipment, net	2,714	3,836
Goodwill	443,903	193,877
Intangible assets, net	159,926	55,528
Operating lease right-of-use asset	17,780	6,609
Deferred contract acquisition costs, net of current portion	1,921	1,327
Other assets	1,520	1,430
Investment in minority owned joint venture	1,205	752

Total assets	$1,484,358	$1,376,646

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$5,278	$5,797
Accrued expenses and other current liabilities	45,910	42,135
Contingent consideration liabilities	11,850	—
Operating lease liability, current	3,121	6,357
Deferred revenue ($683 and $14,421 from related parties, respectively)	60,949	66,693

Total current liabilities	127,108	120,982
Other long-term liabilities	4,210	64
Contingent consideration liabilities, net of current portion	33,340
Operating lease liability, net of current portion	14,988	1,296
Deferred revenue, net of current portion ($26 and $486 from related parties, respectively)	7,050	8,107

Total liabilities	186,696	130,449

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued or outstanding as of September 30, 2021 and as of December 31, 2020	—	—
Common stock, $0.01 par value; 1,000,000,000 Class A shares authorized, 227,158,943 and 201,488,097 shares issued, and 227,158,943 and 200,751,168 shares outstanding, respectively; 100,000,000 Class B shares authorized, 26,650,761 and 30,427,128 shares issued, and 26,650,761 and 29,297,382 shares outstanding, respectively; 200,000,000 Class C shares authorized 5,555,555 issued and outstanding as of September 30, 2021 and December 31, 2020	2,595	2,357
Treasury stock, no shares and 1,866,675 shares as of September 30, 2021 and December 31, 2020, respectively	—	(37,568)
Additional paid-in capital	2,038,012	1,841,405
Accumulated other comprehensive income	(2,237)	297
Accumulated deficit	(762,441)	(582,359)

Total American Well Corporation stockholders’ equity	1,275,929	1,224,132
Non-controlling interest	21,733	22,065

Total stockholders’ equity	1,297,662	1,246,197

Total liabilities and stockholders’ equity	$1,484,358	$1,376,646

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
($698, $15,912, $11,005 and $29,160 from related parties, respectively)	$62,223	$62,551	$180,039	$184,833
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	35,184	42,116	104,778	118,969
Research and development	27,399	25,275	72,817	57,848
Sales and marketing	16,370	13,758	44,891	39,978
General and administrative	34,380	43,113	79,946	138,537
Depreciation and amortization expense	4,340	2,576	9,330	7,371

Total costs and operating expenses	117,673	126,838	311,762	362,703

Loss from operations	(55,450)	(64,287)	(131,723)	(177,870)
Interest income and other (expense) income, net	(382)	255	(97)	1,410

Loss before expense from income taxes and loss from equity method investment	(55,832)	(64,032)	(131,820)	(176,460)
Benefit (Expense) from income taxes	5,454	(78)	5,042	(330)
Loss from equity method investment	(554)	(486)	(2,095)	(1,250)

Net loss	(50,932)	(64,596)	(128,873)	(178,040)
Net income (loss) attributable to non-controlling interest	562	(1,515)	(332)	(3,920)

Net loss attributable to American Well Corporation	$(51,494)	$(63,081)	$(128,541)	$(174,120)

Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.92)	$(0.51)	$(3.38)
Weighted-average common shares outstanding, basic and diluted	257,283,961	68,499,106	250,115,414	51,492,988
Net loss	$(50,932)	$(64,596)	$(128,873)	$(178,040)
Other comprehensive income (loss), net of tax:
Unrealized gain on available-for-sale investments	0	(135)	(85)	(415)
Foreign currency translation	(2,377)	37	(2,449)	215

Comprehensive loss	(53,309)	(64,694)	(131,407)	(178,240)
Less: Comprehensive loss attributable to non-controlling interest	562	(1,515)	(332)	(3,920)

Comprehensive loss attributable to American Well Corporation	$(53,871)	$(63,179)	$(131,075)	$(174,320)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(128,873)	$(178,040)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	9,330	7,371
Provisions for doubtful accounts	401	1,236
Amortization of deferred contract acquisition costs	1,254	852
Amortization of deferred contract fulfillment costs	535	510
Accretion of contingent consideration	600	—
Noncash compensation	717	—
Stock-based compensation expense	31,756	106,516
Loss on equity method investment	2,095	1,250
Deferred income taxes	(4,184)	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	11,325	(8,468)
Inventories	28	(4,671)
Deferred contract acquisition costs	(1,053)	(1,575)
Prepaid expenses and other current assets	946	(1)
Other assets	319	426
Accounts payable	(1,332)	(135)
Accrued expenses and other current liabilities	(1,564)	2,353
Other long-term liabilities	(1,784)	(194)
Deferred revenue	(17,130)	(15,364)

Net cash used in operating activities	(96,614)	(87,934)

Cash flows from investing activities:
Purchases of property and equipment	(221)	(3,261)
Investment in less than majority owned joint venture	(2,548)	(2,940)
Purchases of investments	—	(159,608)
Proceeds from sales and maturities of investments	100,000	69,132
Acquisitions of business, net of cash acquired	(156,526)

Net cash used in investing activities	(59,295)	(96,677)

Cash flows from financing activities:
Proceeds from issuance of Series C convertible preferred stock, net of issuance costs	—	146,014
Proceeds from exercise of common stock options	18,539	4,235
Proceeds from employee stock purchase plan	1,599	—
Payments for the purchase of treasury stock	(13,988)	(18,417)
Proceeds from issuance of common stock in initial public offering, net of underwriting costs and commissions	—	772,931
Proceeds from issuance of common stock to Google	—	100,000
Payment of deferred offering costs	(1,613)	(1,456)

Net cash provided by financing activities	4,537	1,003,307

Effect of exchange rates changes on cash, cash equivalents, and restricted cash	(142)	—
Net decrease in cash, cash equivalents, and restricted cash	(151,514)	818,696
Cash, cash equivalents, and restricted cash at beginning of period	942,711	138,816

Cash, cash equivalents, and restricted cash at end of period	$791,197	$957,512

Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	790,402	956,417
Restricted cash	795	1,095

Total cash, cash equivalents, and restricted cash at end of period	$791,197	$957,512

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1,414	$138
Supplemental disclosure of non-cash investing and financing activities:
Additions to property and equipment included in accrued expenses and accounts payable	$312	$19
Initial public offering and Google common stock offering costs in accrued expenses	$—	$3,838
Treasury stock costs in accrued expenses	$—	$5,903
Receivable related to exercise of common stock options	$142	$—

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, of US GAAP, we use adjusted EBITDA, which is a non-U.S GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that adjusted EBITDA is a useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest income and other income, net, (ii) tax benefit and expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) public offering expenses, (vi) acquisition-related income and expenses, (vii) litigation expenses related to the defense of our patents in the patent infringement claim filed by Teladoc and (viii) other items affecting our results that we do not view as representative of our ongoing operations, including direct and incremental expenses associated with the COVID-19 pandemic.

We believe adjusted EBITDA is a commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our IPO and acquisition-related expenses, including legal, accounting and other professional expenses, reflect cash expenditures and we expect such expenditures for acquisitions to recur from time to time. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

Other than with respect to GAAP Revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation because other deductions (such as COVID expenses and acquisition related expenses) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net loss	$(50,932)	$(64,596)	$(128,873)	$(178,040)
Add:
Depreciation and amortization	4,340	2,576	9,330	7,371
Interest income and other (expense) income, net	382	(255)	97	(1,410)
Benefit (Expense) from income taxes	(5,454)	78	(5,042)	330
Stock-based compensation	12,388	34,420	31,756	106,516
Public offering expenses(2)	—	1,362	1,223	2,039
Acquisition-related expense (income)	7,419	—	8,006	(48)
COVID-19-related expenses(1)	—	191	—	5,933
Litigation expense	371	—	1,918	—

Adjusted EBITDA	$(31,486)	$(26,224)	$(81,585)	$(57,309)

(1)

COVID-19-related expenses include non-recurring provider bonus payments, emergency hosting licensing fees and non-medical provider temporary labor costs related to on-boarding non-AMG providers incurred in response to the initial outbreak of the COVID-19 virus as Amwell attempted to scale quickly to meet unusually high patient and non-AMG provider demand.

(2)

Public offering expenses include non-recurring expenses incurred in relation to our initial public offering for the three and nine months ended September 30, 2020 and our secondary offering for the nine months ended September 30, 2021.